As filed with the Securities and Exchange Commission on May 2, 2016

Registration No. 333-205042

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

AMENDMENT NO. 2

to

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

YOU ON DEMAND HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	20-1778374
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification Number)
organization)

375 Greenwich Street, Suite 516, New York, New York 10013
212-206-1216
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Copies of Correspondence to:

Mingcheng Tao	William N. Haddad
Chief Executive Officer	Cooley LLP
YOU On Demand Holdings, Inc.	1114 Avenue of the Americas
Suite 2603, Tower A, Office Park	New York, New York 10036
No. 10, Jintong West Road, Chaoyang District	(212) 479-6000
Beijing, China 100020
(86 10) 8590 - 6578

(Name, address, including zip code, and telephone
number, including area code, of agent for service)

A proximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment for an offering pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, and accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, $0.001 par value	4,921,054	$2.37	$11,662,897.98	$1,174.45
Common Stock, $0.001 par value, issuable upon conversion of Series A Preferred Stock	933,333	$2.37	$2,211,999.21	$222.75
Common Stock, $0.001 par value, issuable upon conversion of Series E Preferred Stock	6,857,140	$2.37	$16,251,421.8	$1,636.52
Common Stock, $0.001 par value, issuable upon conversion of Series E Preferred Stock issuable upon conversion of a promissory note	1,991,202	$2.37	$4,719,148.74	$475.22
Common Stock, $0.001 par value, issuable upon exercise of warrants to purchase shares of Common Stock	162,500	$2.37	$385,125	$38.78
Common Stock, $0.001 par value, issuable upon exercise of options to purchase shares of Common Stock	1,099,999	$2.37	$2,606,997.63	$262.52
Total:	15,965,228	$2.37	$37,837,590.36	$3,810.26

(1)	All shares are being registered on this registration statement for resale by the selling stockholders named in this prospectus. Pursuant to Rule 416(a) of the Securities Act of 1933, this registration statement also registers such additional shares of the registrant’s Common Stock as may become issuable to prevent dilution as a result of stock splits, stock dividends or similar transactions with respect to the shares of Common Stock being registered hereunder.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low price for the Company’s Common Stock on The NASDAQ Capital Market on June 12, 2015.

(3)	Registration fees were previously paid in connection with the initial filing of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to completion, dated May 2, 2016

15,965,228 Shares of Common Stock

YOU ON DEMAND HOLDINGS, INC.

This prospectus relates to 15,965,228 shares of Common Stock of YOU On Demand Holdings, Inc. that may be sold from time to time by the selling stockholders named in this prospectus, which include:

 4,921,054 shares of Common Stock;

933,333 shares of Common Stock issuable to the selling stockholders upon the conversion of shares of Series A Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”);

6,857,140 shares of Common Stock issuable to the selling stockholders upon the conversion of shares of Series E Preferred Stock, $0.001 par value per share (the “Series E Preferred Stock”);

1,991,202 shares of Common Stock, issuable to the selling stockholders upon the conversion of shares of Series E Preferred Stock, $0.001 par value per share, issuable upon conversion of promissory notes;

162,500 shares of Common Stock issuable to the selling stockholders upon the exercise of the warrants to purchase Common Stock, the exercise price of which is $1.50 (the “Warrants”); and

1,099,999 shares of Common Stock issuable to the selling stockholders upon the exercise of options to purchase Common Stock,

We will not receive any of the proceeds from the sale of shares of our Common Stock by the selling stockholders.

The shares of our Common Stock may be offered through public or private transactions at market prices prevailing at the time of sale, at a fixed price or fixed prices, at negotiated prices, at various prices determined at the time of sale or at prices related to prevailing market prices. In addition, shares of our Common Stock may be offered from time to time through ordinary brokerage transactions on the NASDAQ Capital Market. The timing and amount of any sale are within the sole discretion of the selling stockholders, subject to certain restrictions. See “Plan of Distribution.”

Our Common Stock is listed on the NASDAQ Capital Market under the symbol “YOD.” On April 29, 2016, the closing sale price of our Common Stock as reported on the NASDAQ Capital Market was $1.51.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 2 of this prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 to read about risk factors you should consider before buying shares of our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ,      2016

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. For further information, please see the section of this prospectus entitled “Where You Can Obtain Additional Information.” The selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information appearing in this prospectus, any prospectus supplement or any other offering material is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations, and prospects may have changed since those dates.

We obtained statistical data, market data, and other industry data and forecasts used throughout this prospectus and in the documents incorporated herein by reference from market research, publicly available information, and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical data, industry data, and forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information. We have not sought the consent of the sources to refer to their reports appearing in this prospectus.

USE OF TERMS

Except as otherwise indicated by the context, all references in this prospectus to (i) “YOU On Demand,” “we,” “us,” “our,” “our Company,” or “the Company” are to YOU On Demand Holdings, Inc., a Nevada corporation, and its consolidated subsidiaries and variable interest entities, or VIEs; (ii) “Securities Act” are to the Securities Act of 1933, as amended; and (iii) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

YOU ON DEMAND HOLDINGS, INC.

Our Business

YOU On Demand is a premium content Video On Demand (“VOD”) service provider with primary operations in the People’s Republic of China (the “PRC”). YOU On Demand Holdings, Inc. was incorporated in the State of Nevada on October 19, 2004.

YOU On Demand, through its subsidiaries and variable interest entities, provides premium content and integrated value-added service solutions for the delivery of VOD and paid programming to digital cable providers, Internet Protocol Television (“IPTV”) providers, Over-the-Top (“OTT”) streaming providers, mobile manufacturers and operators, as well as direct customers. By leveraging and optimizing our existing operations, we have positioned ourselves to evolve into a mobile-driven, “new media” platform for both enterprises and consumers.

We launched our VOD service through acquisition of YOU On Demand (Asia) Limited (“YOD HK”), formerly Sinotop Group Limited, in July 2010. Through a series of contractual arrangements, YOU On Demand (Beijing) Technology Co., Ltd (“YOD WFOE”), the subsidiary of YOD Hong Kong, controls, Beijing Sino Top Scope Technology Co., Ltd. (“Sinotop Beijing”), a corporation established in the PRC. Sinotop Beijing is the 80% owner of Zhong Hai Shi Xun Information Technology Co., Ltd. (“Zhong Hai Video”), the entity through which we provide: 1) integrated value-added business-to-business (“B2B”) service solutions for the delivery of VOD and enhanced premium content for digital cable; 2) integrated value-added business-to-business-to-customer (“B2B2C”) service solution for the delivery of VOD and enhanced premium content for IPTV and OTT providers and; 3) a direct to user, or B2C, mobile video service app.

On April 5, 2016, YOD WFOE entered into variable interest entity agreements with Tianjin Sevenstarsflix Network Technology Limited (“SSFlix”), a newly-formed PRC company, and its legal shareholders (the “SSFlix VIE Agreements”). SSFlix will offer a branded pay content service delivered to consumers ubiquitously through all its platform partners, will track and share consumer payments and other behavior data, will operate a customer management and databased service and will develop mobile social TV-based customer management portals.

The following chart illustrates our current corporate structure:

Note:

•	Bing Wu, holder of 95% equity ownership in Sinotop Beijing and a party to certain VIE arrangements between YOD WFOE and Sinotop Beijing, is the brother of Bruno Zheng Wu, our Chairman.

•

Yun Zhu, holder of 5% equity ownership in Sinotop Beijing and a party to certain VIE arrangements between YOD WFOE and Sinotop Beijing, and 1% equity ownership in SSFlix and a party to certain VIE arrangements between YOD WFOE and SSFlix, is the Vice President of the Company.

•	Lan Yang, holder of 99% equity ownership in SSFlix and a party to certain VIE arrangements between YOD WFOE and SSFlix, is the wife of Bruno Zheng Wu, our Chairman.

1.	Sinotop Beijing VIE Agreements, including with Bing Wu and Yun Zhu, the nominee shareholders of Sinotop Beijing.

(1)	Management Services Agreement between Sinotop Beijing and YOD Hong Kong, dated as of March 9, 2010.

(2)	Call Option Agreement among YOD WFOE, Sinotop Beijing, Bing Wu and Yun Zhu, dated as of January 25, 2016.

(3)	Equity Pledge Agreement among YOD WFOE, Sinotop Beijing, Bing Wu and Yun Zhu, dated as of January 25, 2016.

(4)	Power of Attorney agreements among YOD WFOE, Sinotop Beijing and Bing Wu and YOD WFOE, Sinotop Beijing and Yun Zhu, both dated as of January 25, 2016.

(5)	Technical Services Agreement among YOD WFOE and Sinotop Beijing, dated as of January 25, 2016.

2.	Cooperation Agreement, by and among, Sinotop Beijing, Hua Cheng Hu Dong (Beijing) Film and Television Communication Co., Ltd. (“Hua Cheng”) and Zhong Hai Video, dated September 30, 2010. The controlling party of Hua Cheng is Hua Cheng Film and Television Digital Programs Co. Ltd. (“Hua Cheng Digital”). Hua Cheng Digital is not related to us or our principles.

3.	SSFlix VIE Agreements, including with Bing Wu and Yun Zhu, the nominee shareholders of Sinotop Beijing.

(1)	Management Services Agreement between SSFlix and YOD Hong Kong, dated as of April 6, 2016.

(2)	Call Option Agreement among YOD WFOE, SSFlix, Lan Yang and Yun Zhu, dated as of April 5, 2016.

(3)	Equity Pledge Agreement among YOD WFOE, SSFlix, Lan Yang and Yun Zhu, dated as of April 5, 2016.

(4)	Power of Attorney agreements among YOD WFOE, SSFlix and Lan Yang and YOD WFOE, SSFlix and Yun Zhu, both dated as of April 5, 2016.

(5)	Technical Services Agreement among YOD WFOE and SSFlix, dated as of April 5, 2016.

VIE Structure and Arrangements

On July 30, 2010, we acquired YOD Hong Kong through China Broadband, Ltd. (“CB Cayman”), a Cayman Islands company. Through a series of contractual arrangements, we control Sinotop Beijing. Sinotop Beijing, a corporation established in the PRC, is the 80% owner of Zhong Hai Video, which was established to provide integrated value-added service solutions for the delivery of VOD, PPV and enhanced premium content for digital cable, IPTV and OTT providers, mobile manufacturers and operators, as well as direct customers.

In March 2010, YOD Hong Kong entered into a management services agreement with Sinotop Beijing pursuant to which Sinotop Beijing pays consulting and service fees, equal to 100% of net profits of Sinotop Beijing, to YOD Hong Kong for various management, technical, consulting and other services in connection with its business. Payment of the fees under the management services agreement is secured through an equity pledge agreement, dated June 4, 2012, by and among Sinotop Beijing, YOD WFOE and the sole shareholder of Sinotop Beijing, pursuant to which the sole shareholder of Sinotop Beijing pledged all equity interests in Sinotop Beijing to YOD WFOE. In addition, on June 4, 2012, YOD WFOE entered into a voting rights proxy agreement with Sinotop Beijing and the sole shareholder of Sinotop Beijing, whereby YOD WFOE was entrusted with all of the voting rights of the sole shareholder of Sinotop Beijing. Through these contractual arrangements, we acquired control over and rights to 100% of the economic benefit of Sinotop Beijing. Accordingly, Sinotop Beijing is considered a VIE and, therefore, is consolidated in our financial statements.

On January 22, 2016, the Company entered into a Termination Agreement with Sinotop Beijing and Zhang Yan to terminate certain contractual arrangements, including the Call Option Agreement, dated March 9, 2010, among YOD HK, Sinotop Beijing and Zhang Yan, the sole shareholder of Sinotop Beijing, the Termination, Assignment and Assumption Agreement among YOD HK, YOD WFOE, Sinotop Beijing and Zhang Yan dated June 4, 2012, Voting Rights Proxy Agreement among YOD HK, YOD WFOE, Sinotop Beijing and Zhang Yan dated June 4, 2012, Equity Pledge Agreement among YOD HK, YOD WFOE, Sinotop Beijing and Zhang Yan dated June 4, 2012 and Power of Attorney Agreement among YOD HK, YOD WFOE, Sinotop Beijing and Zhang Yan dated June 4, 2012. On January 25, 2016, Zhang Yan entered into an Equity Transfer Agreement with Bing Wu and Yun Zhu, whereby Zhang Yan transferred 100% of her equity ownership in Sinotop Beijing to Bing Wu and Yun Zhu. The equity transfer application was accepted by the State Administration of Industry and Commerce (“SAIC”) on March 30, 2016 and became effective upon acceptance. Upon the conclusion of the transfer arrangement, Bing Wu and Yun Zhu will hold 95% and 5%, respectively, of equity ownership in Sinotop Beijing.

On the same day, the Company entered new contractual arrangements with Bing Wu and Yun Zhu (collectively, the “New Sinotop VIE Agreements”), also effective on March 30, 2016 when the above mentioned transfer arrangements were approved by the SAIC.

Although the New Sinotop VIE Agreements resulted in a change to the legal shareholders of Sinotop Beijing, it does not change YOD WFOE’s ability to control Sinotop Beijing or YOD WFOE’s rights to the economic benefits of Sinotop Beijing. YOD WFOE was the primary beneficiary of Sinotop Beijing prior to the signing of the New Sinotop VIE Agreements and remained as the primary beneficiary of Sinotop Beijing after the signing of the New Sinotop VIE Agreements.

In April 2016, YOD Hong Kong entered into a management services agreement with SSFlix pursuant to which SSFlix pays consulting and service fees, equal to 100% of net profits of SSFlix, to YOD Hong Kong for various management, technical, consulting and other services in connection with its business. SSFlix also entered into a technical services agreement with YOD WFOE for certain technical and support services. Payment of the fees under the technical services agreement is secured through an equity pledge agreement, dated April 5, 2016, by and among SSFlix, YOD WFOE and the shareholders of SSFlix, pursuant to which the shareholders of SSFlix pledged all equity interests in SSFlix to YOD WFOE. In addition, on April 5, 2016, YOD WFOE entered into a voting rights proxy agreement with SSFlix and the shareholders of SSFlix, whereby YOD WFOE was entrusted with all of the voting rights of the shareholders of SSFlix.

Our Corporate History

YOU On Demand Holdings, Inc., our parent holding company, was formed in the State of Nevada on October 19, 2004, pursuant to a reorganization of a California entity formed in 1988. Prior to January 2007, we were a blank check shell company.

On January 23, 2007, we acquired CB Cayman, which at the time was a party to the cooperation agreement with our PRC-based wholly-foreign-owned-entity, in a reverse acquisition transaction.

On July 30, 2010, we acquired YOD Hong Kong, formerly Sinotop Group Limited, through our subsidiary CB Cayman. Through a series of contractual arrangements, YOD Hong Kong and its subsidiary, YOD WFOE, controls Sinotop Beijing. Sinotop Beijing is the 80% owner of Zhong Hai Video. As a result of the contractual arrangements with Sinotop Beijing, we have the right to control management decisions and direct the economic activities that most significantly impact Sinotop Beijing and Zhong Hai Video, and, accordingly, under generally accepted accounting principles in the United States, we consolidate these operating entities in our consolidated financial statements.

On April 5, 2016, YOD WFOE, entered into the SSFlix VIE Agreements with SSFlix and its legal shareholders in order to comply with PRC regulatory requirements. SFlix will offer a branded pay content service delivered to consumers ubiquitously through all its platform partners, will track and share consumer payments and other behavior data, will operate a customer management and data-based service and will develop mobile social TV-based customer management portals.

Our Unconsolidated Equity Investment

We hold 30% ownership interest in Shandong Lushi Media Co., Ltd., a PRC company (“Shandong Media”), our print-based media business, and account for our investment in Shandong Media under the equity method The business of Shandong Media includes a television programming guide publication, the distribution of periodicals, the publication of advertising, the organization of public relations events, the provision of information related services, copyright transactions, the production of audio and video products, and the provision of audio value added communication services.

Office Location

The address of our principal executive office is 375 Greenwich Street, Suite 516, New York, New York 10013 and our telephone number is (212) 206-1216. We maintain a website at www.yod.com that contains information about our Company, though no information contained on our website is part of this prospectus.

THE OFFERING

Common stock offered by the selling stockholder

15,965,228 shares, consisting of (i) 4,921,054 shares of Common Stock, (ii) 933,333 shares of Common Stock issuable upon the conversion of shares of Series A Preferred Stock; (iii) 6,857,140 shares of Common Stock issuable upon conversion of shares of Series E Preferred Stock; (iv) 1,991,202 shares of Common Stock issuable upon conversion of Series E Preferred Stock issuable upon conversion of a promissory note; (v) 162,500 shares Common Stock issuable upon exercise of the Warrants held by the selling stockholders and (vi) 1,099,999 shares of Common Stock issuable to the selling stockholder upon the exercise of options to purchase Common Stock.

Offering Price	The selling stockholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices.

Use of proceeds

All of the shares of Common Stock being offered under this prospectus are being offered and sold by the selling stockholders. We will not receive any proceeds from the resale of the shares by the selling security holders.

The NASDAQ Capital Market	Our Common Stock is quoted on the NASDAQ Capital Market under the symbol “YOD.”

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the important risk factor below and the specific risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K filed on March 30, 2016, and in any applicable prospectus supplement and our other filings with the Securities and Exchange Commission (“SEC”) and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

The number of shares being registered for sale is significant in relation to our trading volume.

All of the shares registered for sale on behalf of the selling stockholders are “restricted securities” as that term is defined in Rule 144 under the Securities Act. We have filed this registration statement to register these restricted shares for sale into the public market by the selling stockholders. These restricted securities, if sold in the market all at once or at about the same time, could depress the market price during the period the registration statement remains effective and also could affect our ability to raise equity capital. Any outstanding shares not sold by the selling stockholders pursuant to this prospectus will remain as “restricted shares” in the hands of the holders, except for those held by non-affiliates for a period of six months, calculated pursuant to Rule 144.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act. These forward-looking statements are management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate and statements may be made by or on our behalf. Words such as “should,” “could,” “may,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors” and may update our descriptions of such risks, uncertainties and assumptions in any prospectus supplement. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Reference is made in particular to forward-looking statements regarding growth strategies, financial results, product and service development, competitive strengths, intellectual property rights, litigation, mergers and acquisitions, market acceptance or continued acceptance of our products and services, accounting estimates, financing activities, ongoing contractual obligations and sales efforts. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

SELLING STOCKHOLDERS

This prospectus relates to the resale by the selling stockholders named below from time to time of up to a total of 15,965,228 shares of Common Stock, which also includes Common Stock issuable upon (a) the conversion of shares of Series A Preferred Stock and Series E Preferred Stock and (b) the exercise of the Warrants issued to the selling stockholder pursuant to transactions exempt from registration under the Securities Act. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time, into 0.1333333 shares of Common Stock. The conversion price for the Series E Preferred Stock is $1.75 and each share of Series E Preferred Stock is convertible at any time at the option of the holder into one share of Common Stock (subject to certain adjustments set forth in its Certificate of Designation). The exercise price for the Warrants is $1.50. All of the Common Stock offered by this prospectus is being offered by the selling stockholders for their own accounts.

The table below, which was prepared based on information filed publicly or supplied to us by the selling stockholders, sets forth information regarding the beneficial ownership of outstanding shares of our Common Stock owned by the selling stockholders and the shares that it may sell or otherwise dispose of from time to time under this prospectus. The selling stockholders, or their transferees, donees or successors, may resell, from time to time, all, some or none of the shares of our Common Stock covered by this prospectus, as provided in this prospectus under the section entitled “Plan of Distribution” and in any applicable prospectus supplement. However, we do not know when or in what amount the selling stockholders may offer their shares for sale under this prospectus, if any.

The number of shares disclosed in the table below as “beneficially owned” are those beneficially owned as determined under the rules of the SEC. Such information is not necessarily indicative of ownership for any other purpose. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. In computing the number of shares beneficially owned by a selling stockholder and the percentage of ownership of that selling stockholder, shares of Common Stock underlying shares of convertible preferred stock, options or warrants held by that selling stockholder that are convertible or exercisable, as the case may be, within 60 days are included. The selling stockholders’ percentage of ownership in the following table is based upon 28,861,342 shares of Common Stock outstanding as of March 28, 2016. Prior to this offering, the aggregate number of Common Stock held by non-affiliates was 21,891,925.

Unless otherwise indicated and subject to community property laws where applicable, the selling stockholders named in the following table have, to our knowledge, sole voting and investment power with respect to the shares beneficially owned by them. In addition, except for as specifically set forth in the footnote to the table below, the selling stockholders do not have any family relationships with our officers, directors or controlling stockholders. Except for as specifically set forth in the footnote to the table below, no selling stockholders have held a position as an officer or director of the Company within the past three years. Other than Chardan Capital Markets LLC, which is a registered broker-dealer, none of the selling stockholders is a broker-dealer. Furthermore, except as specifically set forth in the footnote to the table below, none of the selling stockholders is an affiliate of a registered broker-dealer.

Information concerning the selling stockholders may change from time to time, and any changed information will be presented in a prospectus supplement as necessary. Please carefully read the footnotes located below the table in conjunction with the information presented in the table.

Name	Beneficial Ownership Before the Offering	Percentage of Ownership Before the Offering	Shares of Common Stock Included in Prospectus	Beneficial Ownership of Common Stock After the Offering (1)	Percentage of Common Stock Owned After Offering (2)
Shane McMahon	5,989,134 (3)	18.4%	5,989,134 (3)	0	0
C Media Limited	6,857,140 (4)	19.2%	6,857,140 (4)	0	0
Steven Oliveira	138,716	*	138,716 (5)	*	*
Kerry Propper	12,819	*	12,819 (6)	*	*
Ronald Glickman	10,495	*	10,495 (7)	*	*
Steven Urbach	470	*	470 (8)	*	*
Weicheng Liu	2,956,454	10.1%	2,956,454 (9)	0	0
Total	15,965,228		15,965,228

* Less than 1%

(1) Assume that all securities offered are sold.

(2) As of March 28, 2016, a total of 28,861,342 shares of Common Stock of the Company are considered to be outstanding pursuant to SEC Rule 13d-3(d). Shares of Series A Preferred Stock, shares of Series E Preferred Stock and common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable within 60 days of March 28, 2016 are deemed to be outstanding for computing the percentage of ownership of the person holding the shares, options or warrants and the percentage ownership of any group of which the holder is member but are not deemed outstanding for computing the percentage of other persons.

(3) Shane McMahon, currently Vice-Chairman, and the Chairman from July 30, 2010 through January 6, 2016, acquired 3,064,599 shares of Common Stock in a private placement transaction, including (i) 2,324,600 shares of Common Stock, 24,600 shares of which are held by the Shane B. McMahon Trust u/a/Vincent K. McMahon Irrev. Trust dated. 12/23/2008, (ii) 533,333 shares of Common Stock underlying options exercisable within 60 days at $3.00 per share, (iii) 40,000 shares of Common Stock underlying options exercisable within 60 days at $4.50 per share; and (iv) 166,666 shares of Common Stock underlying options exercisable within 60 days at $2.00 per share. In addition, Mr. McMahon holds 2,871,744 shares of Series E Preferred Shares, including 933,333 shares of Series E Preferred Stock and 1,991,202 shares of Series E Preferred Stock, issuable within 60 days, upon conversion of a promissory note which is convertible at any time between January 31, 2014 and December 31, 2016, at a price of $1.75 per share at the option of Mr. McMahon.

(4) C Media, an entity affiliated with Xuesong Song, a member of our Board of Directors since July 5, 2013 and our Executive Chairman from January 31, 2014 thru January 6, 2016, and Chairman of the Board of Directors and Chief Executive Officer of C Media Limited, acquired 7,000,000 shares of Series A Preferred Stock in a private placement transaction. The 7,000,000 shares of Series A Preferred Stock entitles C Media Limited to cast ten (10) votes for every share of Common Stock that is issuable upon conversion of a share of Series A Preferred Stock (each share of Series A Preferred Stock is convertible into 0.1333333 shares of Common Stock), or a total of 9,333,330 votes and 5,923,807 shares of Series E Preferred Stock. 7,000,000 shares of Series A Preferred Stock are convertible to 933,333 shares of Common Stock (each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time, into 0.1333333 shares of Common Stock.).

(5) Included in this prospectus are 138,716 shares of Common Stock underlying the Warrants.

(6) Included in this prospectus are 12,819 shares of Common Stock underlying the Warrants. Mr. Propper is an affiliate of Chardan Capital Markets, a broker-dealer. Chardan SPAC Asset Management LLC (the “Fund”) purchased 162,500 units (the “Units”), each unit consisting of a share of Series C Preferred Stock and a warrant to purchase a share of Common Stock at an exercise prices of $4.25, for an aggregate of $650,000 pursuant to a private placement by the Company on August 30, 2012. The Fund purchased the Units in the ordinary course of business and at the time of purchase the Fund had no agreement or understanding, directly or indirectly, with any person to distribute the Units. Mr. Propper received his warrants in connection with his role as President and a limited partner of the Fund.

(7) Included in this prospectus are 10,495 shares of Common Stock underlying the Warrants. Mr. Glickman is an affiliate of Chardan Capital Markets, a broker-dealer. Chardan SPAC Asset Management LLC (the “Fund”) purchased 162,500 units (the “Units”), each unit consisting of a share of Series C Preferred Stock and a warrant to purchase a share of Common Stock at an exercise prices of $4.25, for an aggregate of $650,000 pursuant to a private placement by the Company on August 30, 2012. The Fund purchased the Units in the ordinary course of business and at the time of purchase the Fund had no agreement or understanding, directly or indirectly, with any person to distribute the Units. Mr. Glickman received his warrants in connection with his role as a limited partner of the Fund.

(8) Included in this prospectus are 470 shares of Common Stock underlying the Warrants. Mr. Urbach is an affiliate of Chardan Capital Markets, a broker-dealer. Chardan SPAC Asset Management LLC (the “Fund”) purchased 162,500 units (the “Units”), each unit consisting of a share of Series C Preferred Stock and a warrant to purchase a share of Common Stock at an exercise prices of $4.25, for an aggregate purchase price of $650,000 pursuant to a private placement by the Company on August 30, 2012. The Fund purchased the Units in the ordinary course of business and at the time of purchase the Fund had no agreement or understanding, directly or indirectly, with any person to distribute the Units. Mr. Urbach received his warrants in connection with his role as Chief Financial Officer of the Fund.

(9) Weicheng Liu, our Chief Executive Officer from July 5, 2013 through January 22, 2016 and a member of our Board of Directors from July 30, 2010 through December 29, 2015, acquired 2,956,454 shares of Common Stock in a private placement transaction and includes 320,000 shares underlying options exercisable within 60 days at $3.75 per share and 40,000 shares underlying options exercisable within 60 days at $4.50 per share.

PLAN OF DISTRIBUTION

The selling stockholders, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of our Common Stock or interests in shares of our Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; purchases by a broker-dealer as principal and resale by the broker-dealer for their

•	accounts;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

•	a combination of any such methods of sale.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of our Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of our Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Common Stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Common Stock in the course of hedging the positions they assume. A selling stockholder may also sell shares of our Common Stock short and deliver these securities to close out its short position, or loan or pledge the shares of our Common Stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of shares of our Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of our Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of our Common Stock or interests therein may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation. See “Selling Stockholders” for description of any material relationship that a stockholder has with us and the description of such relationship.

To the extent required, the shares of our Common Stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the shares of our Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

The Company is required to pay all fees and expenses incident to the registration of the shares.

LEGAL MATTERS

The validity of the Common Stock offered by this prospectus will be passed upon for us by Sherman & Howard LLC, Las Vegas, Nevada.

EXPERTS

The consolidated financial statements of YOU On Demand Holdings, Inc. as of December 31, 2015 and 2014 and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Huazhen LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

The audit report covering the December 31, 2015 consolidated financial statements contains an explanatory paragraph that states that the Company incurred net losses from continuing operations and had accumulated deficits that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered in this offering. This prospectus does not contain all of the information set forth in the registration statement. For further information with respect to us and the securities offered in this offering, we refer you to the registration statement and to the attached exhibits. With respect to each such document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matters involved.

You may inspect our registration statement and the attached exhibits and schedules without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of our registration statement from the SEC upon payment of prescribed fees. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

Our SEC filings, including the registration statement and the exhibits filed with the registration statement, are also available from the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain of the information we file with the SEC. This means we can disclose important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and will modify and supersede the information included in this prospectus to the extent that the information included as incorporated by reference modifies or supersedes the existing information. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, that are made after the initial filing date of the registration statement of which this prospectus is a part and before the termination of any offering of securities offered by this prospectus.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed March 30, 2016;
•	Our Current Report on Form 8-K filed on January 5, 2016, January 12, 2016, January 27, 2016, March 30, 2016, April 11, 2016 and April 19, 2016;
•	The description of our Common Stock, $0.001 par value per share, contained in our Registration Statement on Form 8-A, filed on May 29, 2012, pursuant to Section 12(b) of the Exchange Act, as amended.

Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. You may obtain a copy of any document summarized in this prospectus and any or all of the information that has been incorporated by reference in this prospectus at no cost by writing or calling us at our mailing address and telephone number: YOU On Demand Holdings, Inc., 375 Greenwich Street, Suite 516, New York, New York 10013; telephone number: (212) 206-1216. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

15,965,228 Shares of Common Stock

YOU ON DEMAND HOLDINGS, INC.

 PROSPECTUS

, 2016

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of estimated expenses, to be paid solely by us, in connection with the issuance and distribution of the securities being registered hereby:

Amount to
be
Paid*
SEC Registration Fee	$3,810
Printing Fees and Expenses	1,000
Legal Fees and Expenses	20,000
Accounting Fees and Expenses	26,500
Miscellaneous	1,000
Total	$52,310

____________________

* All amount shown herein, except the SEC registration fee, are estimated and may vary based upon, among other things, the number of issuances and amount of securities offered. We will pay all of these expenses.

Item 15. Indemnification of Directors and Officers.

We are a Nevada corporation and generally governed by the Nevada Private Corporations Law, Title 78 of the Nevada Revised Statutes, or NRS.

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, except an action by or on behalf of the corporation, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS also requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. Section 78.751 of NRS requires a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company if so provided in the corporations articles of incorporation, bylaws, or other agreement. Section 78.751 of the NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws or other agreement.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation and Bylaws implement the indemnification and insurance provisions permitted by Chapter 78 of the NRS by providing that:

•

We shall indemnify our directors and officers to the fullest extent permitted by the NRS against expense, liability and loss reasonably incurred or suffered by them in connection with their service as an officer or director; and

•

We may purchase and maintain insurance, or make other financial arrangements, on behalf of any person who holds or who has held a position as a director, officer, or representative against liability, cost, payment, or expense incurred by such person.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Item 16. Exhibits.

The list of exhibits in the Exhibit Index to this prospectus is incorporated herein by reference. Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beijing, China, on May 2, 2016.

YOU On Demand Holdings, Inc.

By:	/s/ Mingcheng Tao
Mingcheng Tao
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mingcheng Tao and Grace He, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

*****

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities indicated on May 2, 2016.

Signature	Title

/s/ Bruno Wu
Bruno Wu	Chairman of the Board

*
Shane McMahon	Vice-Chairman

/s/ Mingcheng Tao
Mingcheng Tao	Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Mei Chen
Mei Chen	Chief Financial Officer
(Principal Financial and Accounting Officer)

*
James Cassano	Director

/s/ Jerry Fan
Jerry Fan	Director

*
Jin Shi	Director

*
Xuesong Song	Director

/s/ Polly Wang
Polly Wang	Director

*By: /s/ Grace He
Grace He
Attorney-in-Fact

EXHIBIT INDEX

Exhibit	Description
Number

3.1	Articles of Incorporation of the Company as filed with the Secretary of State of Nevada (Incorporated by reference to Exhibits 3.1 to the Company’s Annual Report on Form 10-K filed on March 30, 2012).

3.2	Second Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 6, 2014).

3.3	Amendment No. 1 to the Second Amendment and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10- K filed on March 30, 2015).

3.4	Amendment No. 2 to the Second Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.3 to the Company's Current Report on Form 8- K filed on November 24, 2015).

5.1	Opinion of Sherman & Howard LLC*

23.1	Consent of KPMG Huazhen LLP**

23.3	Consent of Sherman & Howard LLC (included in Exhibit 5.1).*

24.1	Power of Attorney for Shane McMahon, James Cassano, Jin Shi and Xuesong Song *

24.2	Power of Attorney for Bruno Wu, Mingcheng Tao, Jerry Fan and Polly Wang (included on signature page hereof).

*Previously filed with the initial filing of this registration statement with the Securities and Exchange Commission on June 17, 2015.

** Filed herewith.

Consent of Independent Registered Public Accounting Firm

The Board of Directors
YOU On Demand Holdings, Inc.

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

Our report dated March 30, 2016 contains an explanatory paragraph that states that the Company incurred net losses from continuing operations and had accumulated deficits that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KPMG Huazhen LLP

Beijing, China
May 2, 2016